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                                                                    Exhibit 10.3

EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into, and shall be binding this 30th day of October, 1999, by and between the perfumania.com, inc.,) a Florida corporation (parent Company of Postacard.com, inc.) ("Employer") and David Lekach ("Employee").

W I T N E S S E T H:

         WHEREAS, Employer, has acquired on October 30, 1999 Postacard.com , a subsidiary engaged in the business of operating an online greeting card company, and

         WHEREAS, Employee is experienced in the development and operation of such business and qualified to perform such services for the Employer; and

         WHEREAS, Employer desires to retain the services of the Employee; and

         WHEREAS, Employee is desirous of obtaining employment with the Employer on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

         1. Recitals, Representations and Warranties. The foregoing recitals are true and correct and are incorporated herein by this reference. In addition to the foregoing recitals, Employee represents that he has not been convicted of any crime, has not been declared insolvent and has not filed for bankruptcy. In addition to the foregoing recitals, Employer represents and warrants that the individual executing this Agreement has authority to do so.

         2. Employment. In exchange for the Compensation (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, Employer hereby employs Employee as its V.P. and Director of Strategic and Content Development, to perform the Employee Duties (as hereinafter defined) and Employee hereby accepts such employment.

         3. Duties. The Employee shall perform such services as is expected from a V.P. and Director of Strategic and Content Development and as may be assigned by the Chief Executive Officer of perfumania.com, inc. During the Term (as hereinafter defined), the Employee shall report directly to the Chief Executive Officer of perfumania.com, inc. or any person to whom the Chief Executive Officer has assigned such responsibility.

                  a. Performance of Executive Duties & Adherence to Policies. During the Term, Employee shall render their services exclusively for Employer, shall perform their services to the best of their ability and shall adhere, at all times, to the policies of the Employer and Perfumania.com, inc.

         4. Term. The term of the Agreement shall commence on October 30, 1999 and shall expire on October 30, 2002.

         5. Compensation. In consideration of and as compensation in full for Employee's performance of the Executive Duties hereunder, Employer agrees to compensate Employee as follows:

                  a. Salary. Beginning on October 30, 1999 and through the Term of this agreement, Employer shall pay Employee a gross annual salary of Fifty Thousand Dollars ($50,000)("Salary"). Such Salary shall be paid by Employer in accordance with Employer's regular payroll practices. Employer shall be entitled to deduct or withhold from all Salary payable hereunder all amounts required to be deducted or withheld from same pursuant to state or federal law.



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                  b. Stock Option Plan:

                     Employee shall be granted 30,000 options, at a price equal to the closing price on the date of this agreement. Such options shall vest in accordance with 1999 Incentive Stock Option Plan.

                  c. Expense Reimbursement. Employee shall be reimbursed for business expenses.

                  d. Vacation. Employee shall be entitled to take up to fifteen
(15) working days of vacation per twelve (12) month period during the Term.

                  e. Cellular Telephone. Employee shall be entitled to the use of one cellular telephone.

                  f. Increases In Salary. On October 30, 2000 and 2001 , Employee's salary from the previous year shall be increased by 5% or higher, at the discretion of the Chief Executive Officer or other duly authorized Executive of the Corporation.

         6. Termination of Contract.

         a. Early Termination: To the extent that the Company shall decide to terminate this agreement prior to October 30, 2002, Employee shall be entitled to compensation as defined in paragraph 5 (including salary, stock option plan,) for the greater of twelve months or the remainder of the Term of the agreement, and all unvested stock options shall vest immediately. A termination of this Agreement shall be deemed to happen upon a significant change in Employee's duties and/or title and/or to the extent that providing such services would require a move from either South Florida or Ann Arbor, Michigan.

         b. Change of Control: To the extent that Employer undergoes a change of control, or is acquired accompanied by a change in senior management, all items under Section 5, shall be doubled for the greater of the duration of this Agreement or 24 months (salary, stock options, and other benefits listed in Sections
                  5).

         7. Miscellaneous.

                  a. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           To Employer:     Perfumania.com, Inc.
                                            11701 N.W. 101 Road
                                            Miami, Florida 33178

                           To Employee:     David Lekach
                                            296 Ocean Blvd.
                                            Golden Beach, Fl. 33160

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

                  b. Accuracy of Statements. No representation or warranty contained in this Agreement, and no statement delivered or information supplied to any party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations




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and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

                  c. Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

                  d. Binding Effect; Survival & No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. This Agreement shall survive and remain effective during any bankruptcy of the Employer. Employee may not assign or transfer his interest herein, or delegate his Employee Duties hereunder, without the written consent of Employer. Any assignment or delegation of duties in violation of this provision shall be null and void.

                  e. Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall agree in writing to such Amendment.

                  f. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  g. Gender and Use of Singular and Plural. All pronouns herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

                  h. Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  i. Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

                  j. Arbitration & Governing Law. Any controversy, claim or dispute arising out of or relating to this Agreement and/or Employee's employment with Employer shall be settled by arbitration in accordance with applicable rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This arbitration clause shall be exactly as the arbitration clause signed by all Perfumania.com, Inc. employees. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Dade County, Florida.

                  k. Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  l. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

                  m. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid




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or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  n. Attorneys' Fees. In connection with any proceeding arising out of this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees, through all appeals, from the other party.

                  o. Change in Control. To the extent that Employer undergoes a significant change in control or is acquired or merges with another organization, all items under sections 5. and 6. Above shall apply.

         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date first above written.

WITNESSES:

                                     EMPLOYER:


                                     perfumania.com, inc.



                                     By:
                                        ---------------------------------------
                                        Michael Amideo, Chief Financial Officer



                                     EMPLOYEE:



                                     By:
                                        ---------------------------------------
                                        David Lekach,


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EXHIBIT I



                    JOB DESCRIPTION AND RESPONSIBILITIES FOR
             V.P. AND DIRECTOR OF STRATEGIC AND CONTENT DEVELOPMENT




Responsible for the following:

o        Overseeing content development.

o Responsible for contracting and directing the various artists, writers and designers engaged to develop site content.

o Responsible for developing and implementing various promotions and marketing programs.

o Responsible for maintaining relationship with and monitoring of web hosting functions.

o        Manintaining and developing customer and industry relations.